UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2015

PROTEA BIOSCIENCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Pineview Drive, Suite 501 Morgantown, WV 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226
955 Hartman Run Road Morgantown, WV 26505
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Security Holders

The information set forth in Items 5.03 and 5.07 below is incorporated herein by reference in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2015, Protea Biosciences Group, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to its Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware.

The Amendment increased the total number of shares of authorized capital stock from 210,000,000 to 260,000,000, of which 250,000,000 shares are designated as common stock at $0.0001 par value (the “Common Stock”) and 10,000,000 shares are designated as preferred stock at $0.0001 par value.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 29, 2014, the Company filed with the Securities and Exchange Commission a Definitive Schedule 14A Consent Solicitation Statement (the “Consent Solicitation”) and thereafter mailed the Consent Solicitation to its stockholders for their approval of the Amendment. Holders of approximately 97% of the outstanding shares of Common Stock consented to the Amendment and authorized the board of directors (the “Board”) of the Company to file the Amendment within twelve months of September 4, 2014. The Board has determined that it is in the best interests of the Company and its stockholders to file the Amendment.

The information under the captions “Reason for Amendment,” “Anti-Takeover Provisions Included in Our Certificate of Incorporation and Bylaws” and “Effect of the Proposal/Advantages and Disadvantages” in the Consent Solicitation is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this Report:

Exhibit No.	Description
3.01	Certificate of Amendment to the Certificate of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 8, 2015	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer

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